UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 20, 2007

IMS HEALTH INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-14049	No. 06-1506026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut	06851
(Address of Principal Executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 845-5200

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

IMS (Gibraltar) Holding Limited (“Gibraltar”), a wholly owned subsidiary of IMS Health Incorporated (the “Company”), and Goldman, Sachs & Co. are parties to an Accelerated Stock Buyback Agreement (the “ASB Agreement”), dated January 19, 2007, relating to shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company. Gibraltar’s obligations to Goldman, Sachs & Co. under the ASB Agreement are fully and unconditionally guaranteed by the Company pursuant to a guarantee (the “Guarantee”) dated January 19, 2007.

On April 20, 2007, the Company and Goldman, Sachs & Co. entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Company will settle Gibraltar’s obligations to Goldman, Sachs & Co. under the ASB Agreement and its obligations to Goldman, Sachs & Co. under the Guarantee and under the Underwriting Agreement by delivery of a certain number of shares of Common Stock from time to time to the order of Goldman, Sachs & Co.

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits.

1.1.	Underwriting Agreement.

10.1.	Accelerated Stock Buyback Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-3, filed on February 28, 2007).

10.2	Parent Guarantee Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-3, filed on February 28, 2007).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Incorporated (Registrant)
By:	/s/ Robert Steinfeld

	Name: Title:	Robert H. Steinfeld Senior Vice President, General Counsel and Corporate Secretary

Date: April 24, 2007

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EXHIBIT INDEX

1.1.	Underwriting Agreement.

10.1.	Accelerated Stock Buyback Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-3, filed on February 28, 2007).

10.2	Parent Guarantee Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-3, filed on February 28, 2007).

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